                                                                     EXHIBIT 5.1


                           GOODWIN, PROCTER & HOAR LLP
                               Counsellors at Law
                                 Exchange Place
                        Boston, Massachusetts 02109-2881

                                December 6, 1996



People's Bancshares, Inc.
545 Pleasant Street
New Bedford, MA 02740

     Re:  Registration Statement on Form S-8
     ---  ----------------------------------

Ladies and Gentlemen:

     This opinion is rendered to you in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and the prospectus related thereto (the "Prospectus"), relating to an aggregate of 334,000 shares (the "Shares") of the Company's common stock, $.10 par value per share issuable pursuant to the Company's 1996 Stock Option and Incentive Plan (the "Plan").

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement. For purposes of this opinion, we have examined the Restated Articles of Organization and By-laws, as amended and restated, of the Company; such records of the corporate proceedings of the Company as we have deemed material; the Registration Statement and all exhibits thereto; the Plan; and such other documents as we have deemed necessary to enable us to render this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

     In rendering the opinions expressed herein, we assume that all steps necessary to comply with the registration requirements of the Securities Act and with applicable requirements of state law regulating the sale of securities will be duly taken.

     Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been authorized for issuance and, when issued and delivered against payment of the consideration therefor as set forth in the Prospectus, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement and the Prospectus.

                                         Very truly yours,

                                         /s/ Goodwin, Procter & Hoar LLP

                                         GOODWIN, PROCTER & HOAR LLP